                                                                       EXHIBIT 5

                               February 21, 2001

Cardinal Health, Inc.
7000 Cardinal Place
Dublin, OH  43017

Gentlemen:

                  I have acted as counsel to Cardinal Health, Inc., an Ohio corporation (the "Company"), in connection with Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 (No. 333-53394) (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act") relating to the issuance of up to 3,400,000 common shares, without par value (the "Common Shares"), of the Company pursuant to the following plans (the "Plans"): (a) the Bindley Western Industries, Inc. Outside Directors Stock Option Plan, as amended; (b) the Bindley Western Industries, Inc. 1987 Stock Option and Incentive Plan, as amended; (c) the Bindley Western Industries, Inc. 1993 Stock Option and Incentive Plan, as amended; (d) the Central Pharmacy Services, Inc. 1993 Stock Option Plan; (e) the Bindley Western Industries, Inc. 1998 Non-Qualified Stock Option Plan, as amended; and (f) the Bindley Western Industries, Inc. 2000 Stock Option and Incentive Plan.

                  In connection with the foregoing, I have examined: (a) the Amended and Restated Articles of Incorporation, as amended, and Restated Code of Regulations, as amended, of the Company, (b) the Plans, and (c) such records of the corporate proceedings of the Company and such other documents as I deemed necessary to render this opinion.

                  Based on such examination, I am of the opinion that the Common Shares available for issuance under the Plans, when issued, delivered and paid for in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and nonassessable.

                  I hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to me in Item 5 of Part II of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,

                                /s/ Amy B. Haynes
                                Amy B. Haynes, Esq.
                                Assistant General Counsel;
                                Practice Group Head -
                                Securities and Corporate Governance